Exhibit 99.1

Georgia Gulf Reports Second-Quarter 2012 Financial Results

ATLANTA — August 1, 2012 — Georgia Gulf Corporation (NYSE: GGC) today announced financial results for the quarter ended June 30, 2012.

The company reported net sales of $867.7 million for the second quarter of 2012, four percent higher than the net sales of $831.7 million reported for the second quarter of 2011.  Georgia Gulf reported net income of $13.6 million, or $0.39 per diluted share, for the second quarter of 2012, compared to net income of $14.6 million, or $0.42 per diluted share, for the second quarter of the previous year.  Net income for the second quarter of 2012 includes $6.6 million of pre-tax expense from transaction related costs, restructuring, and other expenses.

“Our operating results for the first half of 2012 improved over the first half of 2011 as the recovery in the housing and construction markets showed modest improvement,” said Paul Carrico, president and chief executive officer. “Going forward, we see low-cost natural gas in North America remaining globally advantaged as a source of energy.  This will continue to place the Gulf Coast chlorovinyls producers in a strong position to supply domestic and export customers.  Our recently announced merger with PPG’s commodity chemicals business will create a chemicals and building products leader that is very well positioned to benefit from this cost advantage and expanding global demand for our products.”

Chlorovinyls

In the Chlorovinyls segment, second quarter 2012 net sales increased to $339.9 million from $323.7 million during the second quarter of 2011. The segment posted operating income of $34.5 million, compared to operating income of $37.8 million for the same quarter in the prior year.  Operating income for the second quarter of 2011 includes a $1.2 million restructuring gain.  After adjusting for the impact of the restructuring gain, the segment experienced a decrease in operating income of $2.1 million primarily due to higher maintenance expense, partially offset by an increase in resin sales volumes.

Building Products

In the Building Products segment, net sales were $252.4 million for the second quarter of 2012, compared to $274.2 million recorded for the same quarter in the prior year.  On a constant currency basis, sales decreased six percent.  The segment’s operating income was $15.4 million for the second quarter of 2012, compared to $16.9 million of operating income during the same quarter of the prior year. The second the quarter of 2012 includes a restructuring gain of $0.5 million and the second quarter of 2011 included a $0.9 million net expense from restructuring charges and inventory purchase accounting adjustments.  After adjusting for these impacts, the segment experienced a decrease in operating income of $2.9 million due to lower sales and higher selling, general and administrative costs, partially offset by lower distribution costs.

Aromatics

In the Aromatics segment, net sales increased to $275.5 million for the second quarter of 2012 from $233.9 million during the second quarter of 2011.  During the second quarter of 2012, the segment recorded an operating loss of $2.4 million, compared to an operating loss of $7.4 million during the same quarter in 2011. The decrease in operating loss was primarily due to higher sales volumes partially offset by higher inventory holding losses.

Liquidity

As of June 30, 2012, the company had $55.4 million of cash on hand as well as approximately $287 million of borrowing capacity available under its asset-based loan (ABL) facility.

Announced Merger with PPG’s Commodity Chemicals Business

On July 19, 2012, PPG Industries (“PPG”) and Georgia Gulf announced that the boards of directors of both companies had approved definitive agreements under which PPG will separate its commodity chemicals business and then merge it with Georgia Gulf.

The terms of the transaction call for PPG to form a new company by separating its commodity chemicals business through a spinoff or split off, and then immediately merging the business with Georgia Gulf or a Georgia Gulf subsidiary in a Reverse Morris Trust transaction.  The merger will result in PPG shareholders receiving approximately 50.5 percent of the shares of the merged company (“The Newly Merged Company”), with existing Georgia Gulf shareholders owning approximately 49.5 percent of The Newly Merged Company.

Additionally, The Newly Merged Company will assume approximately $95 million of debt, about $87 million of minority interest, and related environmental liabilities, pension assets and liabilities and other post-employment benefits (OPEB) obligations from PPG.

The transaction is subject to approval by Georgia Gulf shareholders and customary closing conditions, relevant tax authority rulings and regulatory approvals and is expected to be completed in late 2012 or early 2013.

Conference Call

The company will discuss second-quarter financial results and business developments via conference call and webcast on Thursday, August 2, at 10:00 a.m. Eastern time.  To access the company’s second-quarter conference call, please dial (877) 312-5406 (domestic) or (706) 679-9856 (international). To access the conference call via webcast, log on to http://phx.corporate-ir.net/phoenix.zhtml?c=112207&p=irol-EventDetails&EventId=4811772.  Playbacks will be available from 1:00 p.m. Eastern time on Thursday, August 2, until 11:59 p.m. Eastern time on Thursday, August 16. Playback numbers are (855) 859-2056 (domestic) or (706) 679-9856 (international). The conference call ID number is 14030965.

About Georgia Gulf

Georgia Gulf Corporation is a leading, integrated North American manufacturer of two chemical lines, chlorovinyls and aromatics, and manufactures vinyl-based building and home improvement products. The company’s vinyl-based building and home improvement products, marketed under the Royal Building Products and Exterior Portfolio brands, include window and door profiles, mouldings, siding, pipe and pipe fittings, and deck products. Georgia Gulf, headquartered in Atlanta, Georgia, has manufacturing facilities located throughout North America to provide industry-leading service to customers. For more information, visit www.ggc.com.

Cautionary Statements Regarding Forward-Looking Information

This communication contains certain statements relating to future events and our intentions, beliefs, expectations, and predictions for the future.  Any such statements other than statements of historical fact are forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934.  Words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast,” “would” or “could” (including the negative or variations thereof) or similar terminology used in connection with any discussion of future plans, actions, or events, including with respect to the proposed separation of PPG Commodity Chemicals business from PPG and merger of PPG Commodity Chemicals business and Georgia Gulf (the “Transaction”), generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding expected benefits of the Transaction, integration plans and expected synergies therefrom, the expected timing of completion of the Transaction, and Georgia Gulf’s anticipated future financial and operating performance and results, including its respective estimates for growth. These statements are based on the current expectations of the management of Georgia Gulf. There are a number of risks and uncertainties that could cause Georgia Gulf’s actual results to differ materially from the forward-looking statements included in this communication. These risks and uncertainties include risks relating to (i)  Georgia Gulf’s ability to obtain requisite shareholder approval to complete the Transaction, (ii)  PPG being unable to obtain necessary tax authority and other regulatory approvals required to complete the Transaction, or such required approvals delaying the Transaction or resulting in the imposition of conditions that could have a material adverse effect on the combined company or causing the companies to abandon the Transaction, (iii) other conditions to the closing of the Transaction not being satisfied, (iv) a material adverse change, event or occurrence affecting Georgia Gulf or PPG Commodity Chemicals business prior to the closing of the Transaction delaying the Transaction or causing the companies to abandon the Transaction, (v) problems arising in successfully integrating the businesses of PPG Commodity Chemicals business and Georgia Gulf, which may result in the combined company not operating as effectively and efficiently as expected, (vi) the possibility that the Transaction may involve other unexpected costs, liabilities or delays, (vii)  the businesses of each respective company being negatively impacted as a result of uncertainty surrounding the Transaction, (viii) disruptions from the Transaction harming relationships with customers, employees or suppliers, and (ix) uncertainties regarding future prices, industry capacity levels and demand for Georgia Gulf’s products, raw materials and energy costs and availability, feedstock availability and prices, changes in governmental and environmental regulations, the adoption of new laws or regulations that may make it more difficult or expensive to operate Georgia Gulf’s businesses or manufacture its products before or after the Transaction, Georgia Gulf’s ability to generate sufficient cash flows from its business before and after the Transaction, future economic conditions in the specific industries to which its products are sold, and global economic conditions.

In light of these risks, uncertainties, assumptions, and factors, the forward-looking events discussed in this communication may not occur. Other unknown or unpredictable factors could also have a material adverse effect on Georgia Gulf’s actual future results, performance, or achievements. For a further discussion of these and other risks and uncertainties applicable to Georgia Gulf and its business, see Georgia Gulf’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and subsequent filings with the Securities and Exchange Commission (the “SEC”). As a result of the foregoing, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Georgia Gulf does not undertake, and expressly disclaims, any duty to update any forward-looking statement whether as a result of new information, future events, or changes in its expectations, except as required by law.

Additional Information and Where to Find it

This communication does not constitute an offer to buy, or solicitation of an offer to sell, any securities of Georgia Gulf, and no offer or sale of such securities will be made in any jurisdiction where it would be unlawful to do so.  In connection with the Transaction, Georgia Gulf will file with the Securities and

Exchange Commission (“SEC”) a registration statement on Form S-4 that will include a proxy statement and prospectus of Georgia Gulf relating to the Transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GEORGIA GULF, PPG COMMODITY CHEMICALS BUSINESS AND THE TRANSACTION. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, copies of the registration statement and proxy statement/prospectus (when they become available) may be obtained free of charge by accessing Georgia Gulf’s website at www.GGC.com by clicking on the “Investors” link and then clicking on the “SEC Filings” link, or upon written request to Georgia Gulf at 115 Perimeter Center Place, Suite 460, Atlanta, Georgia 30346, Attention: Investor Relations. Shareholders may also read and copy any reports, statements and other information filed by Georgia Gulf with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation

Georgia Gulf, PPG, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from shareholders in respect of the Transaction under the rules of the SEC. Information regarding Georgia Gulf’s directors and executive officers is available in its 2011 Annual Report on Form 10-K filed with the SEC on February 24, 2012, and in its definitive proxy statement filed with the SEC on April 16, 2012 in connection with its 2012 annual meeting of stockholders. Information regarding PPG directors and executive officers is available in its 2011 Annual Report on Form 10-K filed with the SEC on February 16, 2012, and in its definitive proxy statement filed with the SEC on March 8, 2012 in connection with its 2012 annual meeting of stockholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

CONTACTS:

Investor Relations

Martin Jarosick

(770) 395-4524

Media

Alan Chapple

(770) 395-4538

chapplea@ggc.com

GEORGIA GULF CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share data)	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$55,389	$88,575
Receivables, net of allowance for doubtful accounts of $4,428 at 2012 and $4,225 at 2011	387,961	256,749
Inventories	284,324	287,554
Prepaid expenses and other	14,242	15,750
Deferred income taxes	17,939	14,989
Total current assets	759,855	663,617
Property, plant and equipment, net	634,053	640,900
Goodwill	214,156	213,608
Intangible assets, net	45,029	46,715
Deferred income taxes	3,980	3,770
Other assets, net	66,435	75,601
Total assets	$1,723,508	$1,644,211
Liabilities and Stockholders’ Equity
Accounts payable	$209,233	$168,187
Interest payable	20,839	20,931
Income taxes payable	1,877	1,202
Accrued compensation	19,777	19,743
Other accrued liabilities	59,471	68,825
Total current liabilities	311,197	278,888
Long-term debt	497,665	497,464
Lease financing obligation	109,287	109,899
Liability for unrecognized income tax benefits	19,615	23,711
Deferred income taxes	180,992	181,465
Other non-current liabilities	64,181	64,120
Total liabilities	1,182,937	1,155,547
Commitments and contingencies
Stockholders’ equity:
Preferred stock—$0.01 par value; 75,000,000 shares authorized; no shares issued	—	—
Common stock—$0.01 par value; 100,000,000 shares authorized; issued and outstanding: 34,279,165 at 2012 and 34,236,402 at 2011	343	342
Additional paid-in capital	486,340	480,530
Accumulated other comprehensive loss, net of tax	(18,161)	(18,151)
Retained earnings	72,049	25,943
Total stockholders’ equity	540,571	488,664
Total liabilities and stockholders’ equity	$1,723,508	$1,644,211

GEORGIA GULF CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2012	2011	2012	2011
Net sales	$867,713	$831,711	$1,727,642	$1,619,648
Operating costs and expenses:
Cost of sales	780,941	748,725	1,537,336	1,460,953
Selling, general and administrative expenses	51,727	48,183	99,456	86,669
Gain on sale of assets	—	(1,150)	(17,386)	(1,150)
Transaction related costs, restructuring and other, net	6,645	443	11,581	1,025
Total operating costs and expenses	839,313	796,201	1,630,987	1,547,497
Operating income	28,400	35,510	96,655	72,151
Interest expense, net	(14,543)	(16,919)	(28,936)	(33,389)
Loss on early redemption of debt	—	(1,100)	—	(1,100)
Foreign exchange loss	(255)	(340)	(402)	(940)
Income before income taxes	13,602	17,151	67,317	36,722
(Benefit) provision for income taxes	(17)	2,563	18,384	10,007
Net income	$13,619	$14,588	$48,933	26,715

Earnings per share:
Basic	$0.39	$0.42	$1.41	$0.77
Diluted	$0.39	$0.42	$1.40	$0.77

Dividends declared per share of common stock	$0.08	$—	$0.08	$—

Weighted average common shares:
Basic	34,451	33,976	34,346	33,971
Diluted	34,638	34,002	34,521	33,992

GEORGIA GULF CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$13,619	$14,588	$48,933	$26,715
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	22,373	26,392	44,975	51,842
Loss on early redemption of debt	—	1,100	—	1,100
Foreign exchange loss (gain)	417	130	23	(85)
Deferred income taxes	(709)	2,438	(2,811)	5,194
Stock compensation	4,920	3,500	6,076	4,305
Gain on sale of assets	—	—	(17,386)	(1,150)
Other non-cash items	510	1,337	1,750	2,317
Change in operating assets, liabilities and other	29,395	(45,323)	(96,549)	(162,676)
Net cash provided by (used in) operating activities	70,525	4,162	(14,989)	(72,438)
Cash flows from investing activities:
Capital expenditures	(27,128)	(12,823)	(40,669)	(23,692)
Proceeds from sale of property, plant and equipment	2,372	131	21,715	153
Acquisition, net of cash acquired	—	—	—	(71,623)
Net cash used in investing activities	(24,756)	(12,692)	(18,954)	(95,162)
Cash flows from financing activities:
Repayments on ABL revolver	(123,300)	(131,346)	(183,400)	(203,646)
Borrowings on ABL revolver	94,300	171,087	183,400	314,205
Repayment of long-term debt	—	(22,913)	—	(22,917)
Fees paid related to financing activities	—	—	—	(1,480)
Excess tax benefits from share-base payment arrangements	79	52	105	65
Stock compensation plan activity	(371)	39	(371)	39
Net cash (used in) provided by financing activities	(29,292)	16,919	(266)	86,266
Effect of exchange rate changes on cash and cash equivalents	(79)	(201)	1,023	262
Net change in cash and cash equivalents	16,398	8,188	(33,186)	81,072
Cash and cash equivalents at beginning of period	38,991	33,498	88,575	122,758
Cash and cash equivalents at end of period	$55,389	$41,686	$55,389	$41,686

GEORGIA GULF CORPORATION AND SUBSIDARIES

SEGMENT INFORMATION

(Unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
(In Thousands)	2012		2011		2012		2011

Segment net sales:
Chlorovinyls	$339,861		$323,663		$669,374		$649,983
Building Products	252,373		274,156		439,612		431,660
Aromatics	275,479		233,892		618,656		538,005
Net Sales	$867,713		$831,711		$1,727,642		$1,619,648

Segment operating income (loss):
Chlorovinyls	$34,461		$37,826	(3)	$86,378	(5)	$75,565	(7)
Building Products	15,429	(1)	16,891	(4)	9,004		4,825	(8)
Aromatics	(2,392)		(7,448)		35,164		12,334
Unallocated corporate	(19,098	)(2)	(11,759)		(33,891	)(6)	(20,573)
Total operating income	$28,400		$35,510		$96,655		$72,151

(1)	Includes $0.5 million of restructuring income from the recovery of previously written down equipment
(2)	Includes fees of $7.1 million of transaction costs.
(3)	Includes $1.2 million gain on the sale of asset
(4)	Includes $0.4 million of restructuring charges and $0.5 million of inventory purchase accounting adjustments
(5)	Includes gain on sale of assets of $17.4 million related to air separation unit
(6)	Includes fees of $12.0 million of transaction costs.
(7)	Includes $0.8 million reversal of non-income tax reserve and $1.2 million gain on the sale of asset
(8)	Includes $2.9 million of transaction costs and inventory purchase accounting adjustment, offset by $3.6 million reversal of non-income tax reserve

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